Exhibit 25.2

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

Statement of Eligibility Under the
Trust Indenture Act of 1939 of a Corporation
Designated to Act as Trustee

Check if an application to determine eligibility of a trustee pursuant to section 305(b)(2) ☐

SunTrust Bank

(Exact name of trustee as specified in its charter)

Georgia	58-0466330
(Jurisdiction of incorporation or organization	(I.R.S. Employer Identification No.)
if not a U.S. national bank)

303 Peachtree Street
Suite 300
Atlanta, Georgia 30303
(Address of principal executive offices, including zip code)

Sandra E. Stanley
Trust Officer
SunTrust Bank
Corporate Trust HDQ 5310
919 East Main Street
Richmond, Virginia 23219
(804) 782-5236
(Name, address and telephone number of agent for service)

United Dominion Realty Trust, Inc.

(Exact name of obligor as specified in its charter)

Maryland	54-0857512
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

1745 Shea Center Drive, Suite 200
Highlands Ranch, Colorado 80129
(Address of principal executive offices, including zip code)

Subordinated Debt Securities
(Title of indenture securities)

1. General information.

     Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

DEPARTMENT OF BANKING AND FINANCE,
STATE OF GEORGIA
ATLANTA, GEORGIA

FEDERAL RESERVE BANK OF ATLANTA
104 MARIETTA STREET, N.W.
ATLANTA, GEORGIA

FEDERAL DEPOSIT INSURANCE CORPORATION
WASHINGTON, D.C.

(b)	Whether it is authorized to exercise corporate trust powers.

YES.

2. Affiliations with obligor.

     If the obligor is an affiliate of the trustee, describe each such affiliation.

NONE.

3-12.	NO RESPONSES ARE INCLUDED FOR ITEMS 3 THROUGH 12. RESPONSES TO THOSE ITEMS ARE NOT REQUIRED BECAUSE, AS PROVIDED IN GENERAL INSTRUCTION B AND AS SET FORTH IN ITEMS 13(a) AND 13(b) BELOW, THE OBLIGOR IS NOT IN DEFAULT ON ANY SECURITIES ISSUED UNDER ANY INDENTURES UNDER WHICH SUNTRUST BANK IS A TRUSTEE.

13. Defaults by the Obligor.

(a)	State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

THERE IS NOT AND HAS NOT BEEN ANY DEFAULT UNDER THIS INDENTURE.

(b)	If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

THERE HAS NOT BEEN ANY SUCH DEFAULT.

14-15.	NO RESPONSES ARE INCLUDED FOR ITEMS 14 AND 15. RESPONSES TO THOSE ITEMS ARE NOT REQUIRED BECAUSE, AS PROVIDED IN GENERAL INSTRUCTION B AND AS SET FORTH IN ITEMS 13(a) AND 13(b) ABOVE, THE OBLIGOR IS NOT IN DEFAULT ON ANY SECURITIES ISSUED UNDER ANY INDENTURES UNDER WHICH SUNTRUST BANK IS A TRUSTEE.

16. List of Exhibits.

List below all exhibits filed as a part of this statement of eligibility; exhibits identified in parentheses are filed with the Securities and Exchange Commission and are incorporated herein by reference as exhibits hereto pursuant to Rule 7a-29 under the Trust Indenture Act of 1939, as amended.

(1)	A copy of the Articles of Amendment and Restated Articles of Incorporation of the trustee as now in effect (Exhibit 1 to Form T-1, Registration No. 333-82717 filed by ONEOK, Inc.).

(2)	A copy of the certificate of authority of the trustee to commence business (Included in Exhibit 1 to Form T-1, Registration No. 333-82717 filed by ONEOK, Inc.).

(3)	A copy of the authorization of the trustee to exercise corporate trust powers (Exhibit 3 to Form T-1, Registration No. 333-62338 filed June 12, 2001 by Rock-Tenn Company).

(4)	A copy of the existing by-laws of the trustee as now in effect (Exhibit 4 to Form T-1, Registration No. 333-82717 filed by ONEOK, Inc.).

(5)	Not applicable.

(6)	The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939.

(7)	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority as of the close of business on March 31, 2004.

(8)	Not applicable.

(9)	Not applicable.

Signature

     Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, SunTrust Bank, a banking corporation organized and existing under the laws of the State of Georgia, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Richmond and the Commonwealth of Virginia, on the 4th day of June, 2004.

SunTrust Bank (Trustee)
By:	/s/ Sandra E. Stanley
Sandra E. Stanley
Trust Officer

Exhibit 1 to Form T-1

ARTICLES OF INCORPORATION
OF
SUNTRUST BANK

(Incorporated by reference to Exhibit 1 to Form T-1,
Registration No. 333-82717 filed by ONEOK, Inc.)

Exhibit 2 to Form T-1

CERTIFICATE OF AUTHORITY
OF
SUNTRUST BANK TO COMMENCE BUSINESS

(Incorporated by reference to Exhibit 1 to Form T-1,
Registration No. 333-82717 filed by ONEOK, Inc.)

Exhibit 3 to Form T-1

AUTHORIZATION
OF
SUNTRUST BANK TO EXERCISE
CORPORATE TRUST POWERS

(Incorporated by reference to Exhibit 3 to Form T-1,
Registration No. 333-62338 filed June 12, 2001 by Rock-Tenn Company)

Exhibit 4 to Form T-1

BY-LAWS
OF
SUNTRUST BANK

(Incorporated by reference to Exhibit 4 to Form T-1,
Registration No. 333-82717 filed by ONEOK, Inc.)

Exhibit 5 to Form T-1

(Intentionally Omitted. Not Applicable.)

Exhibit 6 to Form T-1

CONSENT OF TRUSTEE

     Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, in connection with the proposed issuance of the Subordinated Debt Securities of United Dominion Realty Trust, Inc., SunTrust Bank hereby consents that reports of examinations by Federal, State, Territorial or District Authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

SunTrust Bank
June 4, 2004	By:	/s/ Sandra E. Stanley
Sandra E. Stanley
Trust Officer

Exhibit 7 to Form T-1

REPORT OF CONDITION
(ATTACHED)

SUNTRUST BANK

Legal Title of Bank

ATLANTA

City

GA	30308

State	Zip Code

FDIC Certificate Number – 00867

Consolidated Report of Condition for Insured Commercial
and State-Chartered Savings Banks for March 31, 2004

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC—Balance Sheet

			Dollar Amounts in Thousands		RCFD	Bil	Mil	Thou
ASSETS
1.	Cash and balances due from depository institutions (from Schedule RC-A):
	a.	Noninterest-bearing balances and currency and coin (1)			0081	3,585,977			1.a
	b.	Interest-bearing balances (2)			0071	21,777			1.b
2.	Securities:
	a.	Held-to-maturity securities (from Schedule RC-B, column A)			1754	0			2.a
	b.	Available-for-sale securities (from Schedule RC-B, column D)			1773	23,533,904			2.b
3.	Federal funds sold and securities purchased under agreements to resell:				RCON
	a.	Federal funds sold in domestic offices			B987	244,400			3.a
					RCFD
	b.	Securities purchased under agreements to resell (3)			B989	4,102,945			3.b
4.	Loans and lease financing receivables (from Schedule RC-C):
	a.	Loans and leases held for sale			5369	5,852,118			4.a
	b.	Loans and leases, net of unearned income	B528	79,202,848					4.b
	c.	LESS: Allowance for loan and lease losses	3123	936,427					4.c
	d.	Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)			B529	78,266,421			4.d
5.	Trading assets (from Schedule RC-D)				3545	1,599,086			5
6.	Premises and fixed assets (including capitalized leases)				2145	1,380,720			6
7.	Other real estate owned (from Schedule RC-M)				2150	26,208			7
8.	Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)				2130	0			8
9.	Customers’ liability to this bank on acceptances outstanding				2155	48,102			9
10.	Intangible assets:
	a.	Goodwill			3163	885,190			10.a
	b.	Other intangible assets (from Schedule RC-M)			0426	620,763			10.b
11.	Other assets (from Schedule RC-F)				2160	4,130,457			11
12.	Total assets (sum of items 1 through 11)				2170	124,298,068			12

(1)	Includes cash items in process of collection and unposted debits.

(2)	Includes time certificates of deposit not held for trading.

(3)	Includes all securities resale agreements in domestic and foreign offices, regardless of maturity.

SUNTRUST BANK

Legal Title of Bank

FDIC Certificate Number – 00867

Schedule RC—Continued

			Dollar Amounts in Thousands			Bil	Mil	Thou
LIABILITIES
13.	Deposits:
	a.	In domestic offices (sum of totals of columns A and C from Schedule RC-E, part I)			RCON 2200	76,375,267			13.a
		(1) Noninterest-bearing (4)	6631	11,546,610					13.a.1
		(2) Interest-bearing	6636	64,828,657					13.a.2
	b.	In foreign offices, Edge and Agreement subsidiaries, and IBFs			RCFN
		(from Schedule RC-E, part II)			2200	4,852,124			13.b
		(1) Noninterest-bearing	6631	0					13.b.1
		(2) Interest-bearing	6636	4,852,124					13.b.2
14.	Federal funds purchased and securities sold under agreements to repurchase:				RCON
	a.	Federal funds purchased in domestic offices (5)			B993	3,767,561			14.a
					RCFD
	b.	Securities sold under agreements to repurchase (6)			B995	10,086,677			14.b
15.	Trading liabilities (from Schedule RC-D)				3548	1,021,144			15
16.	Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M)				3190	11,931,227			16
17.	Not applicable
18.	Bank’s liability on acceptances executed and outstanding				2920	48,102			18
19.	Subordinated notes and debentures (7)				3200	2,149,348			19
20.	Other liabilities (from Schedule RC-G)				2930	2,903,310			20
21.	Total liabilities (sum of items 13 through 20)				2948	113,134,760			21
22.	Minority interest in consolidated subsidiaries				3000	967,642			22
EQUITY CAPITAL
23.	Perpetual preferred stock and related surplus				3838	0			23
24.	Common stock				3230	21,600			24
25.	Surplus (exclude all surplus related to preferred stock)				3839	3,245,229			25
26.	a. Retained earnings				3632	5,893,604			26.a
	b. Accumulated other comprehensive income (8)				B530	1,035,233			26.b
27.	Other equity capital components (9)				A130	0			27
28.	Total equity capital (sum of items 23 through 27)				3210	10,195,666			28
29.	Total liabilities, minority interest, and equity capital (sum of items 21, 22, and 28)				3300	124,298,068			29
Memorandum
To be reported only with the March Report of Condition.
1.	Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2003				RCFD 6724	Number 1			M.1

1	=	Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2	=	Independent audit of the bank’s parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3	=	Attestation on bank management’s assertion on the effectiveness of the bank’s internal control over financial reporting by a certified public accounting firm

4	=	Directors’ examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
5	=	Directors’ examination of the bank performed by other external auditors (may be required by state chartering authority)
6	=	Review of the bank’s financial statements by external auditors
7	=	Compilation of the bank’s financial statements by external auditors
8	=	Other audit procedures (excluding tax preparation work)
9	=	No external audit work

(4)	Includes total demand deposits and noninterest-bearing time and savings deposits.

(5)	Report overnight Federal Home Loan Bank advances in Schedule RC, item 16,“Other borrowed money.”

(6)	Includes all securities repurchase agreements in domestic and foreign offices, regardless of maturity.

(7)	Includes limited-life preferred stock and related surplus.

(8)	Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and minimum pension liability adjustments.

(9)	Includes treasury stock and unearned Employee Stock Ownership Plan shares.

Exhibit 8 to Form T-1

(Intentionally Omitted. Not Applicable.)

Exhibit 9 to Form T-1

(Intentionally Omitted. Not Applicable.)